UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208

Weston, Florida, 33326

(Address of principal executive offices) (Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to that certain License Agreement, dated December 15, 2015, by and between L&F Research LLC (“LFR”) and Variant Pharmaceuticals, Inc. (the “License Agreement”). On February 28, 2023, ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”) and LFR entered into an Amendment and Restatement Agreement (the “Restatement”), amending and restating the previously disclosed Waiver of Certain Rights Under License Agreement, dated March 2, 2022, by and between ZyVersa Therapeutics, Inc., a Florida corporation (“Old ZyVersa”) and LFR, as amended (the “Waiver Agreement”). The Restatement provides that, with respect to the $1,500,000 of aggregate milestone payments due to LFR by the Company pursuant to the License Agreement (the “Milestone Payments”), LFR waives its right to terminate the License Agreement and exercise any other remedies thereunder, until (a) March 31, 2023 as to $1,000,000 of such Milestone Payments (“Waiver A”), and (b) January 31, 2024 as to $500,000 of such Milestone Payments (“Waiver B”). Waiver A is contingent upon (i) forgiveness by the Company of $351,579 in aggregate principal amount outstanding under the previously disclosed Promissory Note, dated December 13, 2020, between LFR, as the borrower, and Old ZyVersa, as the lender (the “Note”), and (ii) a cash payment by the Company to LFR in the amount of $648,421, in each case, to be effectuated on or before March 31, 2023. Waiver B is contingent upon a cash payment by the Company to LFR in the amount of $500,000 to be effectuated on or before the earlier of (x) January 31, 2024, and (y) ten business days from the date that the Company receives net proceeds of at least $30,000,000 from the issuance of new equity capital. All other terms of the License Agreement remain in effect.

The foregoing description of the material terms of the Restatement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Restatement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1*	Amendment and Restatement Agreement, dated February 28, 2023, by and between ZyVersa Therapeutics, Inc. and L&F Research LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* We have omitted certain schedules and exhibits to this agreement in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2023
	By:	/s/ Stephen Glover
	Name:	Stephen C. Glover
	Title:	Chief Executive Officer